EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 13, 1997 relating to the financial statements of Eckler Industries, Inc. which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP
                                        --------------------
                                        BDO Seidman, LLP

Orlando, Florida
August 20, 1998